Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement No. 1-4928 of Duke Energy Corporation on Form S-8 of our report dated May 30, 2003, appearing in the Annual Report on Form 11-K of Duke Energy Retirement Savings Plan for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

July 31, 2003